Exhibit 99.1

Clearway Energy, Inc. Reports First Quarter 2019 Financial Results

•	Closed the acquisition of Duquesne University's district energy system

•	Raised new corporate growth capital by refinancing non-recourse debt at the Tapestry Wind portfolio

•	Advanced the Hawaii Solar Phase I ROFO projects through an initial partnership investment

•	Repaid outstanding balance of the 2019 Convertible Notes with cash on hand

•	Declared quarterly dividend of $0.20 per share in second quarter 2019

•	Maintaining 2019 CAFD guidance

PRINCETON, NJ — May 7, 2019 — Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported first quarter 2019 financial results, including a Net Loss of $47 million, Adjusted EBITDA of $191 million, Cash from Operating Activities of $61 million, and Cash Available for Distribution (CAFD) of $(13) million, which includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy.

“Despite the PG&E situation impacting the Company in the near term, Clearway continues to make strides in advancing its business plan and growing long term CAFD per share by expanding the Thermal Segment through the acquisition of Duquesne University’s district energy system, progressing the partnership with Clearway Group on the Hawaii Solar Phase I ROFO projects, and raising additional corporate growth capital with the refinancing of the Tapestry Wind portfolio,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “While the Company's first quarter results were within expectations, timing shifts related to operating expenses, capital expenditures and distributions from unconsolidated affiliates temporarily offset the negative impact resulting from weak renewable energy conditions across the portfolio."

Overview of Financial and Operating Results

Segment Results

Table 1: Net (Loss)/Income

($ millions)	Three Months Ended
Segment	3/31/19	3/31/18
Conventional	24	27
Renewables	(56)	(8)
Thermal	5	8
Corporate	(20)	(27)
Net Loss	(47)	0

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/19	3/31/18
Conventional	69	66
Renewables	111	112
Thermal	16	16
Corporate	(5)	(5)
Adjusted EBITDA	191	189

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/19	3/31/18
Cash from Operating Activities	61	65
Cash Available for Distribution (CAFD)[1]	(13)	(4)

For the first quarter of 2019, the Company reported a Net Loss of $47 million, Adjusted EBITDA of $191 million, Cash from Operating Activities of $61 million, and CAFD of $(13) million, which includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy. Net Income was lower primarily due to non-cash changes in the fair value of interest rate swaps. Adjusted EBITDA results were higher than 2018 primarily due to the impact of growth investments, but partially offset by weaker renewable energy conditions versus the first quarter of 2018. In the first quarter, CAFD results were lower than 2018 primarily due to weaker renewable energy conditions, lower tax equity proceeds following the buyout of the Wind TE Holdco tax equity partnership, and the expiration of network upgrade reimbursements.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended
	3/31/19	3/31/18
Equivalent Availability Factor (Conventional)	89.0%	85.0%
Renewables Generation Sold (MWh)[2]	1,449	1,616
Thermal Generation Sold (MWh/MWht)	658	626

In the first quarter of 2019, availability at the Conventional segment was higher than the first quarter of 2018 due to extended spring outages during 2018 in connection with work at Walnut Creek related to the amended comprehensive service agreement executed in 2017 with the original equipment manufacturer.

During the quarter, generation in the Renewables segment was below median expectations and 10% lower than the first quarter of 2018 primarily due to weak wind and solar conditions across the portfolio. This was partially offset by the addition of Buckthorn Solar, which reached COD in July 2018.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	3/31/19	12/31/18
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$37	$298
Subsidiaries	80	109
Restricted Cash:
Operating accounts	57	84
Reserves, including debt service, distributions, performance obligations and other reserves	124	92
Total Cash	$298	$583
Revolving credit facility availability	$454	$454
Total Liquidity	$752	$1,037

1 Includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy
2 Generation sold excludes MWh that are reimbursable for economic curtailment

Total liquidity as of March 31, 2019 was $752 million, $285 million lower than as of December 31, 2018. This decrease was primarily due to the repayment, with cash on hand, of $220 million in outstanding 2019 Convertible Notes and $19 million for the buyout of the Wind TE HoldCo tax equity partnership in January 2019. Borrowing capacity under the revolving credit facility remained unchanged.

The Company's liquidity includes $181 million of restricted cash balances as of March 31, 2019. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of March 31, 2019, these restricted funds were comprised of $57 million designated to fund operating expenses, approximately $43 million designated for current debt service payments, and $39 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $42 million is held in distribution accounts, of which $36 million related to subsidiaries affected by the PG&E bankruptcy.

Potential future sources of liquidity include excess operating cash flow, the existing $150 million ATM program, of which $36 million remained available as of May 7, 2019, availability under the revolving credit facility, and, subject to market conditions, new corporate financings.

PG&E Bankruptcy Update

As of May 6, 2019, PG&E has neither assumed, rejected, or sought to renegotiate any of its contracts with the Company. While the Company is actively seeking forbearance agreements with non-recourse project level lenders, unless such lenders for the related project level debt otherwise agree, distributions to the Company from these projects may not be made during the pendency of the bankruptcy, although the Company currently expects these projects to otherwise operate in the normal course of business. These restrictions, therefore, have resulted in the Company accumulating less unrestricted cash and thus decreased the Company’s corporate liquidity and cash available for shareholder dividends and growth investments.

Growth Investments

Acquisition of Duquesne University's District Energy System

On May 1, 2019, the Company, through its indirect subsidiary ECP Uptown Campus LLC, acquired the combined 87 MWt Duquesne University district energy system located in Pittsburgh, Pennsylvania from Duquesne University. The project will provide steam, chilled water and emergency backup power service to the University under a 40-year energy services agreement and is expected to be interconnected with the Company’s existing district energy system in Pittsburgh. The total investment for the project, including capital expenditures required to interconnect to the Company’s existing system, is approximately $107 million. In connection with the project, ECP Uptown Campus LLC issued non-recourse debt totaling approximately $93 million, net of fees. The Company used the proceeds from the debt issuance and cash on hand to purchase the project from the University. Net of this non-recourse financing, the project is expected to contribute CAFD on an average annual basis of approximately $1.8 million3 beginning in 2020.

Hawaii Solar Phase I ROFO Acquisition Update
On March 8, 2019, the Company made an initial capital contribution in the amount of $4 million to the Oahu Partnership, which is a component of the previously disclosed Hawaii Solar Phase I ROFO Acquisition. The Oahu Partnership consists of Lanikuhana and Waipio, utility-scale solar generation projects which represent 15 MW and 46 MW respectively, and are being developed in Oahu, Hawaii. In aggregate, the Hawaii Solar Phase I ROFO Acquisition totals 80 MW of utility-scale solar projects located in Kawailoa and Oahu, Hawaii and is being purchased from Clearway Group for a total cash consideration of $28 million (of which $24 million remains following the aforementioned initial capital contribution) plus the assumption of non-recourse debt of $169 million. The purchase price for the Hawaii Solar Phase I projects will be funded with existing liquidity and is expected to contribute CAFD on an average annual basis of approximately $2.6 million4 beginning in 2020. The projects are expected to be completed in summer 2019.

DG Investment Partnerships with Clearway Group

3 5 Year Average over the period 2020-2024
4 5 Year Average over the period 2020-2024

During the first quarter of 2019, the Company invested approximately $4 million in the DG investment partnerships with Clearway Group, bringing total capital invested to $246 million5 in these investment partnerships. As of March 31, 2019, through the existing partnership agreements, the Company owns approximately 253 MW6 of distributed and community solar capacity with a weighted average contract life by CAFD of approximately 19 years.

Financing Update

Tapestry Wind Refinancing
On April 29, 2019, the Company, through Tapestry Wind LLC, refinanced $147 million of non-recourse debt due 2021 by issuing $164 million of new non-recourse refinancing due 2031. Through this transaction, net of fees and financing costs, the Company received $11 million in incremental capital to be utilized for growth.
Convertible Notes Repurchase
In the first quarter of 2019 the Company repaid the remaining $220 million of 2019 Convertible Notes with cash on hand. Other than the remaining $45 million of 2020 Convertible Notes due in June 2020, the Company has no outstanding corporate maturities due until 2024.
Quarterly Dividend

On May 1, 2019, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.20 per share payable on June 17, 2019, to stockholders of record as of June 3, 2019. The Company will continue to assess the level of the dividend pending developments in the PG&E Bankruptcy, including the Company's ability to receive unrestricted project distributions.

Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. The majority of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring and summer months;

•	Debt service payments which are made either quarterly or semi-annually;

•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and

•	Receipt of distributions from or generated by unconsolidated affiliates impacted by the PG&E bankruptcy

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

2019 Financial Guidance

The Company is maintaining its 2019 full year CAFD guidance of $270 million. This financial guidance assumes that all CAFD related to the projects impacted by the PG&E Bankruptcy is realized in 2019. Financial guidance for 2019 also continues to be based on median renewable energy production estimates for the full year.

Earnings Conference Call

On May 7, 2019, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

5 Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships
6 Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership

About Clearway Energy, Inc.

Clearway Energy, Inc. is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway Energy’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.
Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.  Such forward-looking statements include, but are not limited to, statements regarding impacts resulting from the PG&E bankruptcy, the benefits of the relationship with Global Infrastructure Partners III (GIP) and GIP’s expertise, the Company’s future relationship and arrangements with GIP and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.
Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts relating to the PG&E bankruptcy, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with GIP and Clearway Energy Group, the Company's ability to acquire assets from GIP, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.
Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, May 7, 2019, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.
# # #
Contacts:

Investors:                Media:
Akil Marsh                Zadie Oleksiw
investor.relations@clearwayenergy.com    media@clearwayenergy.com
609-608-1500

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2019	2018
Operating Revenues
Total operating revenues	$217	$225
Operating Costs and Expenses
Cost of operations	84	89
Depreciation and amortization	84	81
General and administrative	6	5
Transaction and integration costs	1	1
Development costs	1	—
Total operating costs and expenses	176	176
Operating Income	41	49
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	3	4
Other income, net	3	1
Interest expense	(101)	(55)
Total other expense, net	(95)	(50)
Income Before Income Taxes	(54)	(1)
Income tax benefit	(7)	(1)
Net Loss	(47)	—
Less: Pre-acquisition net income of Drop Down Assets	—	4
Net Loss Excluding Pre-acquisition Net Income of Drop Down Assets	(47)	(4)
Less: Loss attributable to noncontrolling interests	(27)	(20)
Net (Loss) Income Attributable to Clearway Energy, Inc.	$(20)	$16
(Losses) Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	73	65
(Losses) Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$(0.18)	$0.16
Dividends Per Class A Common Share	0.20	0.298
Dividends Per Class C Common Share	$0.20	$0.298

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended March 31,
(In millions)	2019	2018
Net Loss	$(47)	$—
Other Comprehensive (Loss) Gain
Unrealized (loss) gain on derivatives, net of income tax expense of $0 and $3	(2)	17
Other comprehensive (loss) gain	(2)	17
Comprehensive (Loss) Income	(49)	17
Less: Pre-acquisition net income of Drop Down Assets	—	4
Less: Comprehensive loss attributable to noncontrolling interests	(28)	(11)
Comprehensive (Loss) Income Attributable to Clearway Energy, Inc.	$(21)	$24

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$117	$407
Restricted cash	181	176
Accounts receivable — trade	91	104
Inventory	40	40
Prepayments and other current assets	27	29
Total current assets	456	756
Property, plant and equipment, net	5,355	5,245
Other Assets
Equity investments in affiliates	1,154	1,172
Intangible assets, net	1,139	1,156
Derivative instruments	—	8
Deferred income taxes	65	57
Right of use assets, net	168	—
Other non-current assets	128	106
Total other assets	2,654	2,499
Total Assets	$8,465	$8,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$1,598	$535
Accounts payable — trade	55	45
Accounts payable — affiliate	42	19
Derivative instruments	11	4
Accrued interest expense	46	44
Accrued expenses and other current liabilities	35	57
Total current liabilities	1,787	704
Other Liabilities
Long-term debt	4,225	5,447
Derivative instruments	31	17
Long-term lease liabilities	168	—
Other non-current liabilities	109	108
Total non-current liabilities	4,533	5,572
Total Liabilities	6,320	6,276
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 193,402,886 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 73,325,741, Class D 42,738,750) at March 31, 2019 and 193,251,396 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 73,187,646, Class D 42,738,750) at December 31, 2018	1	1
Additional paid-in capital	1,870	1,897
Accumulated deficit	(80)	(58)
Accumulated other comprehensive loss	(19)	(18)
Noncontrolling interest	373	402
Total Stockholders' Equity	2,145	2,224
Total Liabilities and Stockholders' Equity	$8,465	$8,500

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2019	2018
	(In millions)
Cash Flows from Operating Activities
Net loss	$(47)	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(3)	(4)
Distributions from unconsolidated affiliates	11	13
Depreciation and amortization	84	81
Amortization of financing costs and debt discounts	4	7
Amortization of intangibles and out-of-market contracts	17	17
Changes in deferred income taxes	(7)	(1)
Changes in derivative instruments	28	(23)
Loss on disposal of asset components	2	2
Changes in prepaid and accrued liabilities for tolling agreements	(35)	(36)
Changes in other working capital	7	9
Net Cash Provided by Operating Activities	61	65
Cash Flows from Investing Activities
Acquisition of interest in Oahu Partnership	(4)	—
Acquisition of the Buckthorn Solar Drop Down Asset	—	(42)
Buyout of Wind TE Holdco noncontrolling interest	(19)	—
Capital expenditures	(16)	(18)
Cash receipts from notes receivable	—	4
Return of investment from unconsolidated affiliates	14	14
Investments in unconsolidated affiliates	(4)	(6)
Other	3	4
Net Cash Used in Investing Activities	(26)	(44)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	19	30
Proceeds from the issuance of common stock	—	10
Payments of dividends and distributions	(39)	(55)
Proceeds from the revolving credit facility	—	20
Proceeds from the issuance of long-term debt	4	14
Payments for long-term debt	(304)	(79)
Net Cash Used in Financing Activities	(320)	(60)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(285)	(39)
Cash, Cash Equivalents and Restricted Cash at beginning of period	583	316
Cash, Cash Equivalents and Restricted Cash at end of period	$298	$277

Appendix Table A-1: Three Months Ended March 31, 2019, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$24	$(56)	$5	$(20)	$(47)
Plus:
Income Tax Benefit	—	—	—	(7)	(7)
Interest Expense, net	15	59	4	20	98
Depreciation, Amortization, and ARO	25	54	6	—	85
Contract Amortization	1	15	1	—	17
Mark to Market (MtM) Losses on Economic Hedges	—	7	—	—	7
Transaction and Integration costs	—	—	—	1	1
Other Non-recurring Charges	—	—	—	1	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	32	—	—	36
Adjusted EBITDA	$69	$111	$16	$(5)	$191

Appendix Table A-2: Three Months Ended March 31, 2018, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$27	$(8)	$8	$(27)	$—
Plus:
Income Tax Benefit	—	—	—	(1)	(1)
Interest Expense, net	7	23	2	22	54
Depreciation, Amortization, and ARO	26	51	5	—	82
Contract Amortization	1	15	1	—	17
Transaction and Integration costs	—	—	—	1	1
Other Non-recurring Charges	1	1	—	—	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	30	—	—	34
Adjusted EBITDA	$66	$112	$16	$(5)	$189

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/19	3/31/18
Adjusted EBITDA	$191	$189
Cash interest paid	(73)	(75)
Changes in prepaid and accrued liabilities for tolling agreements	(35)	(36)
Adjustment to reflect Walnut Creek investment payments	(5)	—
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(38)	(38)
Distributions from unconsolidated affiliates	11	13
Changes in working capital and other	10	12
Cash from Operating Activities	61	65
Changes in working capital and other	(10)	(12)
Development Expenses[7]	1	—
Return of investment from unconsolidated affiliates	14	14
Net contributions from non-controlling interest[8]	2	11
Maintenance capital expenditures[9]	(4)	(7)
Principal amortization of indebtedness[10]	(84)	(79)
Cash receipts from notes receivable[11]	—	4
Adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy	7	—
Cash Available for Distribution	$(13)	$(4)

7 Primarily relates to Thermal Development Expenses
8 Excludes $18 million of contributions in 2019 related to funding of Oahu tax equity partnership; Excludes $19 million of contributions in 2018 related to funding Buckthorn Solar tax equity partnership
9 Net of allocated insurance proceeds
10 Excludes $220 million in 2019 for Convertible Notes
11 Represents reimbursement of network upgrades

Appendix Table A-4: Three Months Ended March 31, 2019, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2019:

Three Months Ended
($ in millions)	3/31/19
Sources:
Net cash provided by operating activities	61
Net contributions from noncontrolling interests	19
Return of investment from unconsolidated affiliates	14
Proceeds from the issuance of long-term debt	4
Other net cash inflows	3
Uses:
Payments for long-term debt	(304)
Payment of dividends and distributions	(39)
Buyout of Wind TE Holdco noncontrolling interest	(19)
Capital expenditures	(16)
Acquisition of interest in Oahu Partnership	(4)
Investments in unconsolidated affiliates	(4)
Change in total cash, cash equivalents, and restricted cash	$(285)

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2019 Full Year Guidance
Net Income	$165
Income Tax Expense	30
Interest Expense, net	315
Depreciation, Amortization, and ARO Expense	395
Acquisition related transaction and integration costs	5
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	85
Adjusted EBITDA	995
Cash interest paid	(300)
Changes in prepaid and accrued liabilities for tolling agreements	4
Adjustment to reflect Walnut Creek investment payments	(1)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(215)
Cash distributions from unconsolidated affiliates[12]	130
Cash from Operating Activities	613
Development Expense[13]	4
Net contributions from non-controlling interest[14]	(4)
Maintenance capital expenditures	(30)
Principal amortization of indebtedness[15]	(313)
Cash Available for Distribution	270
Add Back: Principal amortization of indebtedness	313
Adjusted Cash from Operations	$583

Appendix Table A-6: Hawaii Solar Phase I and Duquesne 5 Year Average CAFD

($ in millions)	Hawaii Solar Phase I 5 Year Ave. - 2020-2024	Duquesne 5 Year Ave. - 2020-2024
Net Income	$7.2	$(0.9)
Interest Expense, net	7.4	4.4
Depreciation, Amortization, and ARO Expense	10.2	4.3
Adjusted EBITDA	24.8	7.8
Cash interest paid	(7.4)	(4.4)
Cash from Operating Activities	17.4	3.4
Net distributions to non-controlling interest	(9.7)	—
Maintenance capital expenditures	—	(1.5)
Principal amortization of indebtedness	(5.1)	(0.1)
Estimated Cash Available for Distribution	2.6	1.8
12 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
13 Primarily relates to Thermal Development Expenses
14 Includes tax equity proceeds and distributions to tax equity partners
15 Excludes $220 million in 2019 for Convertible Notes

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.